Exhibit 99.1

BIOPHAN TECHNOLOGIES, INC.

EXECUTIVE COMMITTEE CHARTER

This document sets forth the Charter of the Executive Committee (the “Committee”) of the Board of Directors (the “Board”) of Biophan Technologies, Inc. (the “Corporation”).

I. DESIGNATION OF COMMITTEE

An Executive Committee of the Board is hereby established. The Committee may be referred to as the “Executive Committee.”

II. COMMITTEE AUTHORITY AND RESPONSIBILITY

The purpose of the Committee is to serve collectively as the Corporation’s CEO in the management and operations of the Corporation. The Committee will not have a chairperson and will seek in all matters to act by consensus; if unanimity cannot be achieved on any matter with reasonable promptness, the Committee shall be governed by majority vote. The Committee shall exercise all the powers and authority of the Corporation’s Chief Executive Officer and is charged with making all decisions which are normally the CEO’s responsibility. As the Executive Committee of the Board, the Committee shall exercise the full power and authority of the Board of Directors in the management of the business and affairs of the Corporation during the interim between meetings of the Board, subject to (i) the direction of the Board generally or on specific matters, (ii) the restrictions set forth in this Charter and (iii) the limitations under the Nevada General Corporation Law and applicable federal and state law. Without limiting the generality of the foregoing, the Committee shall have no power or authority to:

a.	Adopt, amend or repeal any sections or articles of the By-Laws or the Articles of Incorporation;
b.	Elect or remove officers, or fill vacancies in the Board or in committees of the Board, including the Executive Committee, or fix compensation for officers, directors or committee members;
c.	Fix the number of directors of the Corporation;
d.	Declare dividends;
e.	Form committees of the Board;
f.	Amend or rescind prior resolutions of the Board;
g.
Approve or recommend to the shareowners approval of a merger or consolidation of the Corporation, the sale, lease or exchange of all or substantially all of the property or assets of the Corporation or a dissolution (or a revocation of a dissolution) of the Corporation;

h.	Make any recommendations to shareowners on matters which require shareowner approval;
i.	Assign any part of its duties to any other committee appointed by the Board; or
j.	Issue additional stock of the Corporation or fix or determine the designations and any of the rights and preferences of any series of stock.

III. COMMITTEE MEMBERSHIP

The Board shall have sole authority to appoint and remove members of the Committee. The Committee shall consist of no fewer than three members and shall be include at least two independent directors elected by the Board of Directors for a term of one year, and shall serve subject to the discretion of the Board of Directors. For purposes of this provision, “independence” shall be determined in accordance with Rule 4200(a)(15) of the Nasdaq Marketplace Rules (disregarding, for such purposes, a director’s service on the Executive Committee). The chairperson of the Audit Committee, although not eligible to serve on the Executive Committee, shall communicate with and directly advise the Committee to the fullest extent possible without impairing his or her status as an independent director.

IV. MEETINGS AND MINUTES

The Committee shall hold meetings, in person or by telephone, at such times and with such frequency, as it deems necessary to carry out its duties and responsibilities under this Charter. Special meetings of the Committee may be called by the Chairman of the Board or any member of the Committee, with notice of any such special meetings to be given in accordance with the Corporation’s By-Laws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. At the discretion of the Committee, other members of the Board and any officer or employee of the Corporation may be invited to attend and participate in meetings of the Committee.

The Committee also may act by unanimous written consent in accordance with the Corporation’s By-Laws.

Minutes of each Committee meeting and records of all other Committee actions shall be prepared by the Secretary of the Corporation or, if the Secretary is not present at the meeting, any person appointed by the Committee, and shall be retained with the permanent records of the Corporation.

The Committee shall report to the Board, no later than the next regular Board meeting, all decisions made and actions taken by the Committee.

V. ADOPTION AND AMENDMENT

This Charter has been adopted by, and may be amended at any time or from time to time, in whole or in part, solely by a resolution adopted by the Board.